Exhibit 99.1

                                                                   [LOGO] Dyntek
                                                                   PRESS RELEASE
================================================================================

For more information, contact:

Audrey Bold                         Rob Schatz / Rich Cooper
DynTek, Inc.                        Strategic Growth International
925-513-4571                        212-838-1444
audrey.bold@dyntek.com              info@sgi-ir.com

                     DynTek Reports EBITDA Positive Earnings
                          for the Third Fiscal Quarter

          Company Announces 22% Growth in Revenue, Higher Gross Margins
                          and Improved Working Capital

          Cyber Security Revenue Increases 250% over Prior Year Period

Irvine, CA -May 14, 2004- DynTek, Inc. (Nasdaq: DYTK, DYTKP, DYTKW), a leading provider of technology, management and cyber security solutions to the state and local government sector, today announced results for its third fiscal quarter ended March 31, 2004.

Revenues during the fiscal quarter increased to $12 million with a gross margin on sales of 21%, as compared to revenues of $9.8 million and a gross margin of 14% during the prior quarter ended December 31, 2003. Selling, general and administrative expenses decreased by 19% from the prior quarter. The company's earnings before amortization, depreciation, interest and tax expense (EBITDA) were positive during the third quarter, compared to a $5.4 million loss in the second fiscal quarter.

The company also improved its working capital position by over $4 million during the third fiscal quarter. Following the quarter end, the company's working capital position improved an additional $8 million.

"The operational changes and investments we have made over the past several quarters returned significant results in the third fiscal quarter," said Steve Ross, DynTek's chief executive officer. "We have realized substantial increases in both revenue and earnings from operations, and we project that trend to continue in the fourth fiscal quarter."

Ross continued, "Our security practice continues to gain critical mass, bolstered by a growing team of nationally recognized industry experts, new contract vehicles and partnerships. Our revenue from security-related solutions over the past four quarters has increased 250% over the prior comparable period. We are also pursuing additional strategic acquisitions to further enhance our service offerings, extend our geographic reach and augment our overall revenue growth."

                                     -more-

                                                                   PRESS RELEASE
================================================================================

About DynTek

DynTek is a leading provider of dynamic technology, management and cyber security solutions to the state and local government market. Our broad range of services is designed to help organizations meet their critical business needs through the effective and innovative use of technology. DynTek's solutions include comprehensive IT security consulting, detection, prevention and mitigation strategies and solutions; document management; staff augmentation; storage solutions; and complete network, server and desktop management and support. Each of our offerings incorporates an approach and methodology derived from over 18 years of experience in the assessment, design, implementation, management and support of dynamic technology solutions. For more information, visit www.dyntek.com.


                                      # # #

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this release are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, success in reaching target markets for services and products in a highly competitive market and the ability to attract future customers, the size and timing of additional significant orders and their fulfillment, the success of the Company's business emphasis, the ability to finance and sustain operations, including the ability either to maintain and extend the Textron Factoring Facility when it becomes due or to replace it with alternative financing, the ability to raise equity capital in the future, despite historical losses from operations, the ability to fulfill the Company's obligations to third parties, and ability to defend successfully certain ongoing litigation over contract performance, the size and timing of additional significant orders and their fulfillment, the ability to turn contract backlog into revenue and net income, the continuing desire of state and local governments to outsource to private contractors and the ability of the Company to obtain extensions of the remaining profitable DMR contracts at their maturity, the performance of governmental services, the ability to develop and upgrade our technology, and the continuation of general economic and business conditions that are conducive to governmental outsourcing of service performance and the acquisition of other services and products. The Company has no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.